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                                                                      Exhibit 21


                                  SUBSIDIARIES


               NAME                          JURISDICTION OF INCORPORATION
               ----                          -----------------------------


Student Advantage LLC                                  Delaware

Student Advantage                                      Massachusetts
Securities Corporation